UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 6, 2006

TransDigm Group Incorporated

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-130483

(Commission File Number)

51-0484716

(I.R.S. Employer Identification No.)

1301 East 9th Street, Suite 3710, Cleveland, Ohio 44114
(216) 706-2939

(Address of principal executive offices and telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

As previously disclosed, TransDigm Inc. (“TransDigm”), a wholly-owned subsidiary of TransDigm Group Incorporated (“TD Group”), acquired all of the issued and outstanding shares of capital stock of CDA InterCorp., a Florida corporation (“CDA”). On November 2, 2006, and in accordance with the terms of that certain Indenture, dated as of June 23, 2006, by and among TransDigm, TD Group, The Bank of New York Trust Company, N.A., as trustee (the “Trustee”), and the other parties named therein (the “Indenture”), TransDigm, TD Group, CDA, certain other direct and indirect subsidiaries of TransDigm named therein and the Trustee entered into that certain First Supplemental Indenture to the Indenture (the “First Supplemental Indenture”). In addition, on November 2, 2006, and in accordance with the terms of that certain (i) Credit Agreement, dated as of June 23, 2006, among TransDigm, TD Group and the other parties named therein (the “Credit Agreement”), and (ii) Guarantee and Collateral Agreement, dated as of June 23, 2006, among TransDigm, TD Group, Credit Suisse, as administrative agent and collateral agent, and the other parties named therein (the “Guarantee and Collateral Agreement”), CDA and Credit Suisse entered into (x) Supplement No. 1 to the Guarantee and Collateral Agreement (“Supplement No. 1”) and (y) a Joinder Agreement to the Credit Agreement (the “Joinder Agreement”).

Pursuant to the terms of the First Supplemental Indenture and Supplement No. 1, CDA agreed to, among other things, guarantee all of the indebtedness of TransDigm outstanding under the Indenture and the Credit Agreement, respectively. In addition, under the terms of Supplement No. 1, CDA pledged substantially all of its assets to secure its guaranteed obligations under the Credit Agreement.  Pursuant to the terms of the Joinder Agreement, CDA has agreed that it will deemed to be a “Loan Party” and a “Loan Guarantor” for all purposes of the Credit Agreement.

The above summary of the First Supplemental Indenture, Supplement No. 1 and the Joinder Agreement is qualified in its entirety by reference to the First Supplemental Indenture, Supplement No. 1 and the Joinder Agreement, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 8.01               Other Events

On October 6, 2006, the Board of Directors of TD Group granted a waiver of its conflict of interest policy to W. Nicholas Howley, TD Group’s Chairman and Chief Executive Officer, to permit Mr. Howley to serve on the board of directors of Satair A/S, a Danish company listed on the Copenhagen Stock Exchange. The waiver of the conflict of interest policy was necessary because Satair A/S is a distributor of TD Group’s products, purchasing approximately $20 million of its products annually. In connection with the grant of the waiver, the Board of Directors determined that it was worthwhile and in TD Group’s best interests for Mr. Howley to serve as a director of Satair. Mr. Howley was elected to the Satair A/S board of directors on October 26, 2006.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

10.1                         First Supplemental Indenture, dated as of November 2, 2006, among TransDigm Inc., TransDigm Group Incorporated, CDA InterCorp., the other subsidiaries of TransDigm Inc. named therein and The Bank of New York Trust Company, N.A., as trustee.

10.2                         Supplement No. 1, dated as of November 2, 2006, between CDA InterCorp. and Credit Suisse, as collateral agent and administrative agent, to the Guarantee and Collateral Agreement, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm named therein and Credit Suisse, as administrative agent and collateral agent.

10.3        Joinder Agreement, dated as of November 2, 2006, between CDA InterCorp. and Credit Suisse, as agent.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2006

TRANSDIGM GROUP INCORPORATED

By:	/s/ Gregory Rufus
	Name:	Gregory Rufus
	Title:	Executive Vice President and Chief
Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1

First Supplemental Indenture, dated as of November 2, 2006, among TransDigm Inc., TransDigm Group Incorporated, CDA InterCorp., the other subsidiaries of TransDigm Inc. named therein and The Bank of New York Trust Company, N.A., as trustee.

10.2

Supplement No. 1, dated as of November 2, 2006, among CDA InterCorp. and Credit Suisse, as collateral agent and administrative agent, to the Guarantee and Collateral Agreement, dated as of June 23, 2006, among TransDigm Inc., TransDigm Group Incorporated, the subsidiaries of TransDigm named therein and Credit Suisse, as administrative agent and collateral agent.

10.3	Joinder Agreement, dated as of November 2, 2006, between CDA InterCorp. and Credit Suisse, as agent.